Exhibit 23.2

DeGolyer

and

MacNaughton
5001

Spring

Valley

Road
Suite

800

Eas

t
Dallas,

Texas

75244

February 18, 2020

ConocoPhillips

925 N. Eldridge Parkway
Houston, Texas 77079

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton,

to
references to DeGolyer and MacNaughton as an independent

petroleum engineering
consulting firm in ConocoPhillips’ Annual Report on Form

10-K for the year ended
December 31, 2019, under the “Part II” heading “Item 8. Financial

Statements and
Supplementary Data” and subheading “Reserves Governance”

and under the “Part
IV” heading “Item 15. Exhibits, Financial Statement Schedules”

and subheading
“Index to Exhibits,” and to the inclusion of our process review letter report dated
February 18, 2020 (our Report), as an exhibit to ConocoPhillips’

Annual Report on
Form 10-K for the year ended December 31, 2019. We also

consent to the
incorporation by reference of our Report in the Registration

Statements filed by
ConocoPhillips on Form S-3 (File No. 333-220845), Form S-4

(File No. 333-130967),
and Form S-8 (File Nos. 333-98681, 333 116216, 333-133101, 333-159318,

333
171047, 333-174479, 333-196349, and 333-130967).

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716